SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 15, 2007

A. O. Smith Corporation

(Exact name of registrant as specified in its charter)

Delaware	1-475	39-0619790
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

P.O. Box 245008, Milwaukee, Wisconsin 53224-9508

(Address of principal executive offices, including zip code)

(414) 359-4000

(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 204.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13-e4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry Into a Material Definitive Agreement.

On February 9, 2007, the Personnel and Compensation Committee (the “Committee”) of the Board of Directors A. O. Smith Corporation (the “Company”), as administrator of the A. O. Smith Combined Incentive Compensation Plan approved phantom stock, stock options, and performance awards to 12 executive officers. The form of executive incentive compensation award agreement is being filed as Exhibit 10.1 and is incorporated herein by reference.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 9, 2007, the Compensation Committee (the “Committee”) of the Board of Directors of A. O. Smith Corporation (the “Company”) approved payment of annual cash bonuses to named executive officers based on 2006 performance. The 2006 annual incentive plan for corporate executives, including Messrs. Jones, Murphy and Massa, was based on achieving a financial target, 9.8% Return on Equity, adjusted to exclude acquisitions in 2006. The annual incentive target for operating company executives, such as Messrs. Rajendra and Mapes, was based on meeting an internal financial target, Return on Performance Assets, and achieving certain strategic goals. The annual incentive opportunity for Mr. Jones as CEO and other named executive officers were set at 100% and 60% of base salary, respectively, if targets were met.

In 2006, the Company achieved 105% of the corporate bonus target and, therefore, the Committee approved the bonuses shown below for Messrs. Jones, Murphy and Massa. Mr. Rajendra exceeded his financial and strategic objectives, resulting in a bonus payment equal to 150% of his target bonus. Accordingly, the Committee approved a bonus of $298,000 and a special award of $50,000 in recognition of Mr. Rajendra’s leadership in the GSW integration, with the total reflected below. Mr. Mapes achieved financial and strategic objectives that resulted in a payment equal to 79.2% of his target bonus. The Committee approved a cash bonus of $162,000, as well as a $40,000 special award for his implementation of programs to position the business for future financial success, with the total reflected below.

Name	Title	Cash Bonus ($)
Paul W. Jones	Chairman and Chief Executive Officer	849,000

Terry M. Murphy	Executive Vice President and Chief Financial Officer	253,000

Ajita G. Rajendra	Executive Vice President & President of A. O. Smith Water Products Company, a division of the Company	348,000

Ronald E. Massa	Executive Vice President	210,000

Christopher L. Mapes	Executive Vice President & President of A. O. Smith Electrical Products Company, a division of the Company	202,000

At the same meeting, the Committee approved 2007 financial and strategic objectives for the named executive officers. For corporate executive officers, including Messrs. Jones, Murphy and Massa, the Committee set a Return on Equity target. With respect to operating company executives, including Messrs. Rajendra and Mapes, the Committee approved a financial target based on an internal benchmark, Return on Performance Assets, and established certain strategic objectives. The annual incentive opportunity for Mr. Jones remains 100% of base salary, if the financial target is met. For Mr. Murphy as Chief Financial Officer, the Committee set the incentive opportunity at 67% if the target is met; for other named executive officers, it remains unchanged at 60% of base salary.

Item 9.01.	Financial Statements and Exhibits

The following exhibit is being filed herewith:

10.1 Executive Incentive Compensation Award Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

A. O. SMITH CORPORATION

Date: February 15, 2007	By:	/s/ W. David Romoser
W. David Romoser Senior Vice President, General Counsel and Secretary

A. O. SMITH CORPORATION

Exhibit Index to Current Report on Form 8-K Dated February 15, 2007.

Exhibit Number	Description
10.1	Executive Incentive Compensation Award Agreement